Exhibit 10.44













                              CONSENT AND AGREEMENT


                  THIS CONSENT AND AGREEMENT (this "Consent"), dated as of August 1, 1995, is executed by S.D. WARREN COMPANY, a Pennsylvania corporation (the "Consenting Party"), in its capacity as Paper Mill Owner, MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Borrower")(which is an indirect wholly-owned subsidiary of The Southern Company, a Delaware corporation ("Southern")), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Collateral Agent for the Secured Parties (as hereinafter defined) (the "Collateral Agent").

                  A. The Borrower, Mobile Energy Services Holdings, Inc. (formerly known as Mobile Energy Services Company, Inc.), an Alabama corporation ("Mobile Energy"), and First Union National Bank of Georgia, as trustee (in such capacity, the "Taxable Trustee"), have entered into a Trust Indenture dated as of August 1, 1995 (the "Taxable Indenture"), pursuant to which the Borrower (i) is issuing its First Mortgage Bonds (the "Taxable Bonds"), the proceeds of which will be used to (among other things) repay to Southern a portion of the amounts advanced to pay certain costs associated with the acquisition of the Energy Complex (as defined in the Master Operating Agreement (as hereinafter defined)) and (ii) may, from time to time, issue additional Senior Debt (as defined in the Taxable Indenture).

                  B. The Borrower, Mobile Energy and The Industrial Development Board of the City of Mobile, Alabama (the "Board") have entered into an Amended and Restated Lease and Agreement dated as of August 1, 1995 with respect to part of the Energy Complex, relating to The Industrial Development Board of the City of Mobile, Alabama Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project), Series 1995A (the "Tax-Exempt Bonds" and, together with the Taxable Bonds, the "Bonds") to be issued for the benefit of the Borrower pursuant to an Amended and Restated Indenture dated as of August 1, 1995 (the "Tax-Exempt Indenture" and, together with the Taxable Indenture, the "Indentures") between the Board and First Union National Bank of Georgia, as trustee (in such capacity, the "Tax-Exempt Trustee"). The proceeds of the Tax-Exempt Bonds will be used to refinance the 1984 Tax-Exempt Bonds and to pay for certain other costs.

                  C. The Borrower and Banque Paribas (together with any lender that is or becomes a provider of the Working Capital Facility (as hereinafter defined), the "Working Capital Facility Provider" and, together with the Taxable Trustee and the Tax-Exempt Trustee, the "Secured Parties") have entered into a Revolving Credit Facility dated as of August 1, 1995 and together with any replacement working capital facility, the "Working Capital


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Facility"), borrowings under which will be used to finance certain working capital requirements of the Borrower.

                  D. The Consenting Party and Mobile Energy have entered into
(i) that certain Amended and Restated Master Operating Agreement dated as of July 13, 1995 and effective as of December 12, 1994 (the "Master Operating Agreement"); (ii) that certain Paper Mill Energy Services Agreement dated as of December 12, 1994 (as amended by the First Amendment thereto dated as of July 13, 1995); (iii) that certain Paper Mill Environmental Indemnity Agreement (as amended by the First Amendment thereto dated as of July 13, 1995); (iv) that certain Water Procurement and Effluent Service Agreement dated as of December 12, 1994 (as amended by the First Amendment thereto dated as of July 13, 1995);
(v) those certain Easement Deeds to which the Consenting Party is a party dated as of December 12, 1994; and (vi) that certain Common Services Agreement dated as of December 12, 1994 (as amended by the First Amendment thereto dated as of July 13, 1995 (collectively, as the same may be amended, waived or otherwise modified, the "Contracts").

                  E. Pursuant to an Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement between Mobile Energy and the Borrower dated as of July 14, 1995, Mobile Energy has assigned to the Borrower, and the Borrower has assumed, all of Mobile Energy's rights and obligations under the Contracts.

                  F. The Collateral Agent has been granted a security interest in the Contracts and the Energy Complex for the benefit of the Secured Parties pursuant to an Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 by and among the Secured Parties, the Board, the Collateral Agent, the Borrower and Mobile Energy (as the same may be amended, supplemented, waived or otherwise modified, the "Intercreditor Agreement") and the other Financing Documents (as defined in the Master Operating Agreement).

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. The Consenting Party acknowledges the assignments referred to in Recitals E and F above and hereby irrevocably consents to such assignments, and each of the parties hereto agrees as follows:

                      (a) Definitions; Rules of Interpretation. Unless otherwise defined herein, all terms used in this Consent shall have the meanings given in Exhibit A to the Master Operating Agreement. Except as otherwise expressly provided herein, the rules of interpretation set forth in said Exhibit A shall apply to this Consent. The parties hereto acknowledge that the Collateral Agent, acting on behalf of the Secured Parties, is a "Lender" within the meaning of the Master Operating Agreement, and that, without the consent of the parties hereto, no other Person (other than a secured Lender who executes a counterpart of, or acknowledges to be

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bound by, this Consent) shall be deemed a Lender under the Contracts. Any such
Lenders shall coordinate so as not to give any conflicting instructions or demands to the Consenting Party.

                      (b) Step-In Rights. The Mill Owners shall have the right to exercise the Mill Owner Step-In Rights in accordance with Section 11.4(a)(ii) of the Master Operating Agreement. The Collateral Agent acknowledges that (A) the Mill Owner Step-In Rights give the Mill Owners the right, under the circumstances set forth in Section 11.4(a)(ii) of the Master Operating Agreement, to, among other things, take possession of or obtain entry to the Energy Complex and to assume and exercise operational control of the Energy Complex and (B) in so assuming or exercising operational control of the Energy Complex, the Mill Owners may exclude the Collateral Agent from assuming or exercising operational control of the Energy Complex until such time as the Collateral Agent shall have foreclosed upon the Energy Complex, subject to
Section 1(d) hereof.

The parties hereto agree that if the Mill Owners continue to exercise the Mill Owner Step-In Rights at the end of the initial term of the Contracts, the Borrower may not exercise the renewal term for the Contracts; provided that, if the Mill Owners desire to continue their Mill Owner Step-in Rights, and if there is any Original Debt (as hereinafter defined) outstanding under the Financing Documents at the end of such initial term, a Master Operating Agreement Renewal Term shall be deemed to be exercised, which such renewal term shall terminate on the earlier of the expiration of such Master Operating Agreement Renewal Term and the date no Original Debt remains outstanding without prejudice to the Mill Owners' rights to terminate the Mill Owner Step-In Rights at any time pursuant to the terms of the Contracts and to terminate or allow the Contracts to expire in accordance with their terms (subject to the provisions of Section 1(e) hereof). If at any time on or after December 16, 2019 the Mill Owners are exercising the Mill Owner Step-In Rights at the time all Original Debt outstanding has been repaid, the Mill Owners may, at the option of the Mill Owners exercised in their sole and absolute discretion, elect to acquire all of the Borrower's right, title and interest in and to the Energy Complex by written notice delivered to the Borrower and the Lender, provided that in the event that any of the Mill Owners exercises the foregoing option, the Borrower and the Collateral Agent shall execute and deliver all agreements, instruments and other documents, and shall take or cause to be taken such other actions as required under applicable law, as shall be necessary to assign and transfer all of the Borrower's right, title and interest in and to the Energy Complex to the Mill Owners that elect to exercise said option; and provided, further, that such option shall expire, if not theretofore exercised, immediately upon the cessation of such Mill Owner Step-In Rights. "Original Debt" shall mean all Indebtedness (as defined in Section 1(l) hereof) the aggregate scheduled annual debt service for which in any year does not exceed that set forth on Schedule I hereto. Without limiting the foregoing, "Original Debt" shall include Indebtedness

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outstanding from time to time under the Working Capital Facility complying with clause (b) of Section 1(l) hereof, provided that the limitations contained in the preceding sentence regarding scheduled annual debt service on Original Debt not exceeding the amount set forth on Schedule I hereto shall be determined without regard to principal payments under the Working Capital Facility. For purposes hereof, "debt service" means payments of principal, interest and other payments, costs, fees and expenses under any Indebtedness.

Nothing in this Section 1(b) shall be deemed to limit or restrict any of the other rights and remedies available to the Collateral Agent under the Financing Documents (subject to the other terms and provisions hereof) and no provision of any of the Financing Documents shall be deemed to limit or restrict any of the other rights and remedies of the Consenting Party hereunder (subject to the other terms and provisions hereof).

Notwithstanding any provision to the contrary set forth herein, the failure to exercise any Mill Owner Step-In Rights shall not act as a waiver or release of such Mill Owner Step-In Rights and the termination of the exercise of any Mill Owner Step-In Rights shall not act as a waiver or release of any other Mill Owner Step-In Rights that may arise after such termination; provided that no provision in this Consent shall be deemed to permit the Mill Owners, upon termination of Mill Owner Step-In Rights with respect to any Energy Complex Triggering Event, to elect to exercise Mill Owner Step-In Rights with respect to any Energy Complex Triggering Event that was in existence and of which the Mill Owners were aware at the time of such termination, or otherwise to increase the availability or scope of Mill Owner Step-In Rights beyond that specified in the Master Operating Agreement and the other Contracts.

                      (c) Cure Rights and Payments. Subject to Section 1(b) hereof, the Collateral Agent shall be entitled to exercise all rights and to cure any defaults of the Borrower under and strictly in accordance with the terms of the Contracts (or as otherwise expressly provided in this Consent), and the Consenting Party agrees to permit and accept such exercise and cure by the Collateral Agent in accordance with their terms except as expressly provided herein. The Consenting Party agrees to render all payments due by it to the Borrower under the Contracts directly to the Collateral Agent, c/o Bankers Trust Company, for deposit into the Borrower's Account No. 15351 maintained with Bankers Trust Company, or to such other person and/or at such other address as the Collateral Agent may from time to time specify in writing to the Consenting Party. Upon receipt by the Consenting Party of notice from the Collateral Agent that a Trigger Event (as defined in the Intercreditor Agreement as in effect on the date hereof) has occurred, the Consenting Party agrees, subject to Section 1(b) hereof, to render all performance due by it under the Contracts and this Consent to the Collateral Agent for the benefit of the Secured Parties. The Borrower hereby acknowledges and agrees that payments

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made by the Consenting Party to the Collateral Agent in accordance with the
Collateral Agent's directions pursuant to this Section 1(c) and performance to the Collateral Agent shall satisfy the Consenting Party's obligations to make payments or to perform such obligations (as the case may be) to the Borrower in accordance with the Contracts, and shall relieve the Consenting Party of all liability with respect to such payments or performance. During the term of this Consent, the Borrower hereby waives any right it may have to require that payments be made or performance be rendered in any manner other than the manner designated by the Collateral Agent pursuant to this Section 1(c).

                      (d) Foreclosure. (i) The Collateral Agent shall not commence foreclosure proceedings upon the Energy Complex or the Contracts without first providing the Consenting Party with fifteen (15) days advance written notice thereof. Contemporaneously with or immediately following such foreclosure upon the Contracts, the Collateral Agent shall notify the Consenting Party that the Collateral Agent or a purchaser (either such person, in such circumstance, constituting a "New Owner") has succeeded to the Borrower's interest under the Contracts pursuant to documentation satisfactory to the Consenting Party and the New Owner. At the time of foreclosure, the Collateral Agent shall not make an assignment of the Contracts to a third party unless (i) such third party assumes liability for all of the Borrower's and the Collateral Agent's (as the case may be) obligations under the Contracts (including the obligation to continue operation of the Energy Complex in accordance with the terms of the Contracts) (provided that the New Owner need not assume obligations under any Contract with respect to any Mill Owner as to which a Mill Owner Event of Default has occurred and is continuing) pursuant to documentation satisfactory to the Consenting Party in form and substance and (ii) such third party is a Qualified Purchaser and has substantial expertise (or is controlled or managed by, or has retained as an operator of the Energy Complex, a person with substantial expertise) in operating and managing facilities similar to the Energy Complex and there is a reasonable basis to conclude that the operations at the Energy Complex will be conducted in accordance with Prudent Plant Operating Standards following such assignment.

         (ii) If the Collateral Agent determines that it wishes to foreclose upon (or accept title in lieu of foreclosure to) the Energy Complex, the Lease, the Supplementary Lease and the Easement Deeds but not to foreclose upon (or accept title in lieu of foreclosure to) all of the other Contracts (other than Contracts as to which a Mill Owner Event of Default has occurred and is continuing), the Collateral Agent shall provide written notice to the Mill Owners of such determination. The Mill Owners may elect by written notice to the Collateral Agent within thirty (30) days of receipt of the foregoing notice (or on the date that the Collateral Agent obtains title to the Energy Complex, if later) to take possession of and operate the Energy Complex:


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                           (A) for a period of up to eighteen months, commencing
         on the date of receipt by the Collateral Agent of the Mill Owners' written notice of election (the "Limited Standstill Period"), provided that, and for so long as, (1) during the Limited Standstill Period, the Master Operating Agreement and the other Contracts shall remain in effect and the Mill Owners shall operate the Energy Complex in compliance with the standards set forth in the Contracts applicable to the Mill Owner Step-In Rights (or, if the Energy Complex is not operable, the Mill Owners shall use their good faith efforts to restore the Energy Complex to operability) and no Liquidated Damages shall be payable and (2) the Mill Owners and the Collateral Agent shall attempt in good faith to negotiate in the interests of all such parties; or

                            (B) for an unlimited period, commencing on the date of receipt by the Collateral Agent of the Mill Owners' written notice of election (the "Unlimited Standstill Period"), provided that, and for so long as, (1) any of (a) the second Demand Anniversary Date has not occurred, (b) the annualized Demand Charge for the then current Demand Period is set at a level equal to or greater than 77% of the Demand Charge during the First Contract Year (the "Minimum Demand Charge") or
         (c) if the provisions of clause (b) are not satisfied, the Mill Owners commit to pay the Collateral Agent during the then current Demand Period all amounts payable under the Contracts and agree that the Demand Charge for the then current Demand Period shall be deemed to equal the Minimum Demand Charge, (2) during the Unlimited Standstill Period, the Master Operating Agreement and the other Contracts shall remain in effect, and the Mill Owners shall operate the Energy Complex in compliance with the standards set forth in the Contracts applicable to the Mill Owner Step-In Rights and shall comply with all obligations of the Mill Owners under the Contracts (including, without limitation, the obligation to pay Demand Charges, subject to Demand Charge Reductions), except that (i) all liabilities incurred in connection with the operation of the Energy Complex during the Unlimited Standstill Period (excluding debt service on the Original Debt outstanding, but including, without limitation, rent, real estate taxes and similar impositions that are otherwise payable by the lessee under the Lease and the Supplementary Lease, operation and maintenance expenses and capital expenditures, and all amounts payable to the Mill Owners in reimbursement thereof) shall be expressly subordinated and junior in right of payment to the payment of scheduled debt service on Original Debt outstanding; (ii) except as provided in clause (iv) of
         Section 1(d)(ii)(B)(2) hereof, no rights of set-off, counterclaim, deduction or defense of any kind shall be exercised or asserted against the Demand Charges and other amounts payable to the Collateral Agent under the Contracts or payment thereof; (iii) no Liquidated Damages shall be payable; and (iv) all amounts payable by the Mill Owners under the Contracts in excess of the sum of (w) scheduled debt service

                                                        -6-

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         on the Original Debt outstanding, (x) operation and maintenance expenses, (y) capital expenditures and (z) amounts otherwise payable to the Mill Owners pursuant to rights of set-off, counterclaim, deduction or defense, shall be applied to redemption of the Original Debt outstanding, which shall be redeemed in accordance with the terms thereof to the extent of such available funds, and (3) the Mill Owners and the Collateral Agent shall attempt in good faith to negotiate in the interests of all such parties.

         (iii) If at any time none of the conditions specified in Section 1(d)(ii)(B)(1) hereof is satisfied, the Collateral Agent shall have the right to convert the Unlimited Standstill Period into a Limited Standstill Period, in which case the Mill Owners' rights to enter into an Unlimited Standstill Period shall terminate. If at any time any of the other conditions specified in Section 1(d)(ii)(A) or 1(d)(ii)(B) hereof is not satisfied, the Collateral Agent may elect to terminate the Limited Standstill Period or the Unlimited Standstill Period (as the case may be).

         (iv) Upon termination (or, in the case of the Limited Standstill Period, expiration) of the Limited Standstill Period or the Unlimited Standstill Period (as the case may be), the New Owner may elect either to assume all of the Contracts (other than obligations under any Contracts with respect to any Mill Owner as to which a Mill Owner Event of Default has occurred and is continuing, which the New Owner may either assume or not assume, at its option) or to terminate all of the Contracts (other than, if the New Owner so elects, the Lease, the Supplemental Lease and the Easement Deeds) and to dispose of the Energy Complex in any manner that it chooses.

If the New Owner elects to assume the Contracts, the term of each Contract shall be deemed to be extended by the term of the Limited Standstill Period if, at the end of such Contract's term, any Original Debt is outstanding.

         (v) The Borrower and the Collateral Agent acknowledge and agree that
(A) during the Limited Standstill Period or Unlimited Standstill Period, the Mill Owners shall have the right and option to purchase the Energy Complex for a purchase price equal to all outstanding principal and interest due and owing to the Secured Parties in respect of the Original Debt outstanding and (B) at the end of the initial term of the Lease, the Mill Owners shall have the right and option to purchase the Energy Complex in accordance with Article 15 of the Lease and, in each case, the Mill Owners shall acquire the Energy Complex free and clear of all liens and encumbrances that at any time secured the repayment of the Original Debt outstanding; provided that all Original Debt outstanding and all other amounts payable to the Senior Secured Parties or the New Owner (as the case may be) under the Contracts shall have been paid in full.


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         (vi) Notwithstanding any provision in the Contracts or the arrangements establishing the Mill Owner Maintenance Reserve Account to the contrary, the Borrower agrees that in the event the Mill Owners are operating the Energy Complex during the Limited Standstill Period or the Unlimited Standstill Period, the Mill Owner Maintenance Reserve Account shall be available to the Mill Owners (but not to the Collateral Agent) for the payment of operation, maintenance or capital expenses.

                           (e)      Termination/Transfer.  (i)  The Consenting
Party will not, without the prior written consent of the Collateral Agent, (A) cancel or terminate any of the Contracts except as provided in the Contracts and in accordance with Section 1(e)(ii) hereof, or consent to or accept any cancellation or termination thereof by the Borrower, (B) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Contracts, except as set forth in Article 15 of the Master Operating Agreement, or (C) amend or modify the Contracts in any respect that may reasonably be expected to have a material effect on the Borrower's rights or obligations. The Consenting Party agrees to deliver duplicates or copies of all
(i) notices of default delivered under or pursuant to any of the Contracts to the Collateral Agent promptly upon delivery thereof to the Borrower (and the Consenting Party agrees that no such notice of default shall be effective until received by Collateral Agent), and (ii) amendments to any of the Contracts that in any respect may reasonably be expected to have a material effect on the Borrower's rights or obligations (and the Consenting Party agrees that no such amendment shall be effective until received by the Collateral Agent); provided, that any failure by the Consenting Party to deliver to the Collateral Agent any such duplicates or copies shall not subject the Consenting Party to any liability whatsoever.

         (ii) The Consenting Party will not terminate the Contracts or any of its obligations thereunder on account of any default or breach of the Borrower thereunder without (A) in the case of a default by the Borrower that is the failure by the Borrower to pay amounts to the Consenting Party which are due and payable under the Contracts, first providing to the Collateral Agent written notice of such default and ninety (90) days from the date such notice is delivered to the Collateral Agent to pay such amounts and (B) in the case of a default that cannot be cured by the payment of money to the Consenting Party, first providing to the Collateral Agent written notice of such default and a reasonable opportunity (in any event at least ninety (90) days but no more than one hundred eighty (180) days) to cure such breach or default so long as the Collateral Agent or its designee shall have commenced to cure the breach or default within such ninety-day period and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations of the Borrower to the Consenting Party under the Contracts and all other obligations of the Borrower under the Contracts are performed by the Borrower (or the Collateral Agent on behalf of the Borrower) or with respect to any defaults that are not susceptible of being cured by the Collateral Agent, to

                                                        -8-

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rectify to the Consenting Party's reasonable satisfaction the effect on the
Consenting Party of such default within such period. If possession of the Energy Complex (by way of foreclosure proceedings or otherwise) is necessary to cure such breach or default, the Collateral Agent or its successor, transferee or assignee will be allowed a reasonable period to complete such proceedings or otherwise accomplish such possession; provided, that in no event shall such additional period exceed thirty (30) days. The Collateral Agent acknowledges and agrees that during the foregoing time periods the Consenting Party shall be entitled to exercise any set-off right which the Consenting Party may have against the Borrower under the Contracts.

If the Collateral Agent or its successor, transferee or assignee is prohibited by any court order or bankruptcy or insolvency proceedings from curing the default or from commencing or prosecuting foreclosure proceedings, the foregoing time periods shall be extended by the period of such prohibition. Subject to
Section 1(d) hereof, the Consenting Party consents to the transfer of the Borrower's interest under the Contracts to the Collateral Agent for the benefit of the Secured Parties or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by the Borrower in lieu of foreclosure and agrees that upon such foreclosure, sale or conveyance, the Consenting Party shall recognize the Collateral Agent or other purchaser or grantee as the applicable party under the transferred Contracts (provided that the Collateral Agent or such purchaser or grantee assumes the obligations of the Borrower under the transferred Contracts as provided in
Section 1(d) hereof).

                           (f)      Bankruptcy.  In the event that any of the
Contracts is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if any of the Contracts is terminated for any reason other than a default that could have been but was not cured by the Collateral Agent as provided in Section 1(e)(ii) hereof, and if, within sixty (60) days after such rejection or termination, the Collateral Agent or its successor, transferee or assignee shall so request, the Consenting Party will execute and deliver to the Collateral Agent or its successor, transferee or assignee for the benefit of the Secured Parties a new Contract, which Contract shall be on substantially the same terms and conditions as the original Contract for the remaining term of the Contract before giving effect to such rejection or termination (but in no event on less favorable terms and conditions as the original Contract).

                      (g) Liability. (i) None of the Collateral Agent, the Secured Parties or the holders of Bonds shall be liable for any of the obligations or duties of the Borrower (including, without limitation, the obligation to deliver title to the Energy Complex free of any lien upon the exercise of a Repurchase Option (as defined in the Master Operating Agreement) by the Consenting Party), unless and until the Collateral Agent or its successor

                                                        -9-

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expressly assumes the Contracts or any or all of such obligations or duties.

         (ii) In the event the Collateral Agent or its successor elects to perform the Borrower's obligations under the Contracts or to enter into any new Contract as provided in Section 1(d), 1(e)(ii) or 1(f) hereof, the Collateral Agent, the Secured Parties and the holders of Bonds, and their successors, shall have no liability to the Consenting Party for the performance of such obligations, and the sole recourse of the Consenting Party in seeking the enforcement of such obligations shall be to such parties' interest in the Energy Complex.

         (iii) It is expressly understood and agreed by the parties hereto that this Consent has been executed by Bankers Trust (Delaware), not in its individual capacity, but solely as Collateral Agent hereunder in the exercise of the power and authority conferred and vested in it.

                           (h)      Cure Duties; Assignment.  In the event the
Collateral Agent or its successor, transferee or assignee succeeds to the Borrower's interest under the Contracts, the Collateral Agent or its successor, transferee or assignee shall cure any defaults of the Borrower existing under the Contracts that are reasonably capable of being cured and, with respect to any defaults that are not susceptible of being cured by the Collateral Agent, shall rectify to the Consenting Party's reasonable satisfaction the effect on the Consenting Party of such default within such period. The Collateral Agent shall have the right to assign its interest in this Consent to any person or entity to whom the Original Debt is transferred, provided such transferee assumes the obligations of the Borrower (or the Collateral Agent, as the case may be) under this Consent. Upon such assignment, the Collateral Agent and the Secured Parties (including their agents and employees) shall be released from any further liability under this Consent and the Contracts to the extent of the interest assigned.

                           (i)      Insurance Proceeds.  The parties hereto
acknowledge and agree that the disposition of insurance proceeds with respect to the Energy Complex is subject to the terms and conditions of Section 10.7 of the Master Operating Agreement and this Section 1(i), and the Collateral Agent acknowledges that the independent engineer under the Financing Documents shall be required, if appropriate, to deliver to the Collateral Agent the certificate contemplated by Section 3.10(c) of the Intercreditor Agreement (a copy of which is attached as Exhibit A thereto), such certificate not to be unreasonably withheld. Notwithstanding anything herein or in the Master Operating Agreement to the contrary, the parties hereto acknowledge that until all Original Debt has been paid in full, Casualty Proceeds and Eminent Domain Proceeds (each as defined in the Intercreditor Agreement) will be disposed of pursuant to the terms of Sections 3.10 and 6.2 of the Intercreditor Agreement, which provisions shall not be amended,

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supplemented or otherwise modified, directly or indirectly, without the prior written consent of the Consenting Party.

                           (j)      Borrower Not to Cause Breach.   The Borrower
hereby irrevocably waives any rights that it may have, including those arising under any of the Contracts, to seek or compel the Consenting Party to act in a manner that is inconsistent with this Consent while this Consent is in effect.

                      (k) Acknowledgment of Lien. The Consenting Party hereby acknowledges that the Energy Complex is subject to the lien of the Financing Documents. The Collateral Agent, the Secured Parties and the holders of the Bonds have no obligation to release such lien until all obligations secured thereby have been paid in full.

                      (l) Approval Rights; Additional Debt. The Borrower and the Collateral Agent agree that they will not amend, modify, supplement or provide waivers under the Financing Documents that would result in (A) the scheduled annual debt service (as "debt service" is defined in Section 1(b) hereof), except for principal payments under the Working Capital Facility, in any year being greater than the scheduled annual debt service for such year as set forth on Schedule I hereto, (B) the Working Capital Facility having terms and conditions (including the maximum aggregate principal amount that can be outstanding thereunder) inconsistent with those described in clause (a)(ii) of the definition of "Permitted Indebtedness" contained in the Indenture (as such definition is in effect as of the date hereof, provided that amendments to such definition shall be permitted to reduce any payments of principal, interest or other amount, that may be scheduled to become due in any month) or (C) any modifications, direct or indirect, to the provisions of Sections 3.10 and 3.11 of the Intercreditor Agreement. This provision is not intended to apply to consensual restructurings of Original Debt due to non-payment of Original Debt that results in an accrual of past due scheduled annual debt service, and is not intended to require the Collateral Agent or the Secured Parties to exercise remedies. The Borrower agrees not to (and the Collateral Agent acknowledges that the Borrower is not permitted to) (i) make, issue or cause to be suffered secured Indebtedness that would result in the scheduled annual debt service in any year, except for principal payments under the Working Capital Facility, being greater than the scheduled annual debt service for such years as set forth on Schedule I hereto, and (ii) issue unsecured Indebtedness that, when taken together with all other Indebtedness, would exceed Original Debt in an amount greater than $5,000,000 (in the aggregate) escalated at the rate of change in the PPI. As a condition to the Borrower's issuance of any additional secured Indebtedness, the Borrower shall cause the holder of any additional secured Indebtedness to execute a counterpart of, or acknowledge to be bound by, this Consent. "Indebtedness" shall mean at any date, without duplication, (a)(i) all obligations of the Borrower for borrowed money, (ii) all obligations of the Borrower evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Borrower to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and that mature not more than 180 days after the date originally incurred, (iv) the aggregate of all guarantee or purchase obligations of the Borrower with respect to capital stock of any person, including any capital stock of a consolidated subsidiary that is required to be shown as a liability on a balance sheet of the Borrower, (v) the aggregate of all redeemable shares of common or preferred stock of the Borrower,
(vi) all obligations of the Borrower, whether direct or contingent, matured or unmatured, to reimburse banks in respect of drawings made under letters of credit that are issued to secure or provide for the payment of Indebtedness of the Borrower, (vii) foreign currency exchanges, (viii) currency and interest rate swaps and similar derivatives, and (ix) commodities hedges and (b) in each case to the extent, and only to the extent, such obligations (or the Borrower's liability with respect thereto) are required to be shown as a liability on a consolidated balance sheet of the Borrower prepared as of such date, (i) all obligations of the Borrower as lessee under capital leases, (ii) all Indebtedness of others secured by a lien on any asset of the Borrower, whether or not such Indebtedness is assumed by the Borrower, and (iii) all Indebtedness of others guaranteed by the Borrower. "Indebtedness" shall not include (i) purchase money notes secured by equipment (but otherwise non-recourse to the Borrower's other properties) that is not material to the operations of the Energy Complex, (ii) financial instruments that could not reasonably be expected to have a material adverse effect on the Borrower and (iii) the Borrower's obligations (if any) in respect of the 1994 Bonds, the 1984 Taxable Lease Agreement, the 1973 Tax- Exempt Lease Agreement and the 1976 Tax-Exempt Lease Agreement, except for any refinancing by the Borrower of any such obligation.

                      (m) The Collateral Agent hereby acknowledges that it has no lien on the Mill Owner Maintenance Reserve Account established pursuant to the Mill Owner Maintenance Reserve Account Agreement dated as of August 1, 1995 among the Borrower, Southern, S.D. Warren (in its capacity as the owner and operator of the Paper Mill) and Scott (in its capacity as the owner and operator of the Tissue Mill and the Pulp Mill) or any amounts on deposit therein.

                           (n)      Mill Owner Payment Default Cure Right.  The
Mill Owners shall be entitled to cure any payment defaults of the Borrower under and strictly in accordance with the terms of the Borrower's cure rights under the Financing Documents. The Collateral Agent agrees to deliver to the Mill Owners duplicates or copies of all notices of payment default delivered under or pursuant to any of the Financing Documents to the Borrower, and the Collateral Agent agrees that no notice of payment default shall be effective until received by the Mill Owners; provided, that any failure by the Collateral Agent to deliver to the Mill Owners any such duplicates or copies shall not subject the Collateral Agent to any liability whatsoever; and provided, further, that the Mill Owners shall be entitled to reimbursement for any amounts paid thereby to cure any payment default to the extent that such reimbursement is made from funds that otherwise are permitted to be distributed to the equity holders of the Borrower under the Financing Documents. The Borrower agrees to provide each of the Mill Owners with one copy of the Financing Documents (including any amendments or modifications thereto), as well as copies of all notices of default from the Secured Parties, all material notices to bondholders (including notices from the Secured Parties to the bondholders) and copies of all financial statements provided to the Secured Parties.

                      (o) The Borrower hereby acknowledges and agrees to the terms and conditions set forth in this Consent, and agrees that to the extent any of the terms and conditions set forth herein are inconsistent with the terms and conditions of the Project Documents, the terms and conditions of this Consent shall control.

                  2. The Consenting Party hereby represents and warrants that:

                           (a)      The Consenting Party is a corporation duly
organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The execution, delivery and performance by the Consenting Party of the Contracts and this Consent have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of the corporate charter or by-laws of the Consenting Party or any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on the Consenting Party or its properties or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature that could adversely affect the Consenting Party's ability to perform its obligations under the Contracts or this Consent;

                      (b) This Consent and the Contracts have been duly executed and delivered and are legal, valid and binding obligations of the Consenting Party enforceable against the Consenting Party in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (c)      As of the date hereof, the Contracts are in
full force and effect and, except as described in Recital D above, have not been amended, supplemented or otherwise modified, other than such amendments, supplements and modifications as may have been agreed to by the Site Operating Committee that do not materially affect the obligations of the Consenting Party under the Contracts; and

                           (d)      Neither senior management of the Consenting
Party, nor the Paper Mill SOC Representative has actual knowledge of any facts that would allow the Consenting Party to terminate this Consent or the Contracts, and the Consenting Party has no present intention to deliver a notice of default or a notice of termination thereunder; the consummation of any transaction contemplated by this Consent to take place on the date hereof would not allow the Consenting Party to terminate this Consent or the Contracts.

                           (e)      The Consenting Party has no actual notice of
any assignment of any Contract (other than the assignment referred to in Recital E above and the assignment contemplated by this Consent).

                           (f)      The Consenting Party has not assigned,
transferred or hypothecated the Contracts or any interest therein.

                  3. All notices required or permitted hereunder shall be in writing and shall be effective (a) upon receipt if hand delivered, (b) upon telephonic verification of receipt if sent by telefacsimile and (c) if otherwise delivered, upon the earlier of receipt or two (2) business days after being sent by registered or certified mail, return receipt requested, with proper postage affixed thereto, or by private courier or delivery service with charges prepaid, and addressed as specified below:

              If to the Consenting Party:


              Attention:
                               S.D. Warren Company
                               225 Franklin Street
                               Boston, Massachusetts  02111
                               Telecopy No.: (617) 423-5451
                               Telephone No.: ________________


              If to the Collateral Agent:

              Attention:
                               Bankers Trust (Delaware)
                               c/o Bankers Trust Company
                               Four Albany Street, 4th Floor
                               New York, New York 10006
                               Telecopy No.:  212-250-6961
                               Telephone No.: 212-250-6826

              If to the Borrower:

              Attention:

                               Mobile Energy Services Company, L.L.C.
                               900 Ashwood Parkway, Suite 300

                               Atlanta, Georgia 30338
                               Telecopy No.: 770-673-7781
                               Telephone No.: 770-392-7644

                               with a copy to:

                               Mobile Energy Services Company, L.L.C.
                               P.O. Box 2747
                               200 Bay Bridge Road
                               Mobile, Alabama 36652
                               Telecopy No.: 334-452-6337
                               Telephone No.: 334-330-3600

                  4. This Consent shall be binding upon and benefit the successors and assigns of the Consenting Party, the Borrower, the Collateral Agent, the Secured Parties and their respective successors, transferees and assigns (including, without limitation, any entity that refinances all or any portion of the obligations under the Financing Documents and that, if required by Section 1(l) hereof, countersigns this Consent). The Consenting Party agrees to confirm such continuing obligation in writing upon the reasonable request of the Borrower, the Collateral Agent, the Secured Parties or any of their respective successors, transferees or assigns. No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by the Consenting Party, the Collateral Agent and, in the case of a termination, amendment, variation, or waiver sought prior to a Trigger Event, the Borrower. This Consent shall be governed by the laws of the State of New York, without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

                  5. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which shall remain binding and enforceable, and to the extent possible, all of such other provisions shall remain in full force and effect.

                  6. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

                  7. Subject to the following Section 8, this Consent shall be deemed to be terminated and of no further force and effect when the Consenting Party receives written notice from the Borrower and the Collateral Agent stating that no Original Debt is outstanding and all amounts owing to the Secured Parties in respect of the Original Debt (including, without limitation, principal, interest, fees and reimbursement obligations, whether upon maturity, acceleration or otherwise) have been paid in full; provided, however, that the obligations of the Borrower to provide the Consenting Party with copies of the Borrower's financial statements as required under Section 1(n) shall survive the termination of this Consent.

                  8. If at any time any payment in respect of Original Debt is rescinded or must otherwise be restored or returned by the holder of such Original Debt in connection with any bankruptcy, insolvency or other similar or related proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower's property, the rights and obligations of the holder of such Original Debt under this Consent shall continue to be effective, or be reinstated as of the time such payment in respect of Original Debt is so rescinded or must otherwise be restored, as the case may be, all as though such payment had not been made.

                  IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized, have duly executed this Consent as of the date set forth below.

Dated as of:  August 1, 1995

                          S.D. WARREN COMPANY, a Pennsylvania
                          corporation, in its capacity as
                          Paper Mill Owner



                          By:       /s/
                                Name:  Trevor L. Larkan
                                    Title: Vice President and
                                   Chief Financial Officer



                          BANKERS TRUST (DELAWARE), a Delaware
                          banking corporation, as Collateral
                          Agent



                          By:      /s/
                                Name:  James H. Stallkamp
                                Title: President


                          MOBILE ENERGY SERVICES COMPANY,
                          L.L.C., an Alabama limited liability
                          company, as Borrower


                          By:       /s/
                                Name:  Christopher J. Kysar
                                Title: Vice President

ACKNOWLEDGED:

MOBILE ENERGY SERVICES HOLDINGS, INC.,
an Alabama corporation

By:     /s/
      Name:  Christopher J. Kysar
      Title: Vice President

                                                    SCHEDULE I

                     Total Debt Service

             (in thousands)
1995                                40,500
1996                                40,500
1997                                40,000
1998                                40,000
1999                                39,500
2000                                39,000
2001                                38,500
2002                                38,000
2003                                37,500
2004                                37,000
2005                                36,500
2006                                36,000
2007                                35,500
2008                                35,000
2009                                34,500
2010                                34,000
2011                                33,500
2012                                33,000
2013                                32,500
2014                                32,000
2015                                31,500
2016                                31,500
2017                                35,000
2018                                35,000
2019 through
January 3, 2020                     35,000
thereafter                               0